Registration No. 33-________

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                  FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AMERICAN WOODMARK CORPORATION
            (Exact name of registrant as specified in its charter)


             VIRGINIA                                     54-1138147
 (State or other jurisdiction of                       (I.R.S. Employer
  incorporation or organization)                      Identification No.)


               3102 Shawnee Drive, Winchester, Virginia  22601
             (Address of Principal Executive Offices) (Zip Code)

                        AMERICAN WOODMARK CORPORATION
                           1996 STOCK OPTION PLAN
                          (Full title of the plan)

                                James J. Gosa
                              President and CEO
                        American Woodmark Corporation
                             3102 Shawnee Drive
                         Winchester, Virginia  22601
                   (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (540) 665-9116

                                   Copy to

                               R. Gordon Smith
                   McGuire, Woods, Battle & Boothe, L.L.P.
                               One James Center
                          Richmond, Virginia  23219

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

                       CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                    Proposed        Proposed
   Title of                         Maximum         Maximum         Amount of
 Securities to    Amount to be   Offering Price    Aggregate      Registration
 be Registered     Registered      Per Share     Offering Price        Fee
- ---------------  --------------  --------------  --------------  ---------------
American           750,000        $7.6875 (2)    $5,765,625.00       $1,988
Woodmark           shares (1)
Corporation
Common Stock,
$1.00 par value

(1)	Represents the maximum number of shares of Common Stock of American Woodmark
    Corporation (the "Company") that may be offered and sold hereunder.

(2)	Estimated solely for purposes of calculating the registration fee.  Based on the average of the high and low prices for the Common Stock reported on NASDAQ on September 19, 1996.

            PART II - INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.	Incorporation of Certain Documents by Reference

    The Company and the American Woodmark Corporation 1996 Stock Option Plan (the "Plan") hereby incorporate by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission.

    (a)	The Company's Annual Report on Form 10-K filed with the Commission on
        July 17, 1996 for the Company's fiscal year ended April 30, 1996.

    (b)	All reports filed pursuant to Section 13(a) or 15(d) of the Securities
        Exchange Act of 1934 (the "Exchange Act"), as amended since the end of the fiscal year covered by the prospectus referred to in (a) above.

    (c)	The description of the Common Stock contained in the Company's
        Registration Statement Form 8-A filed with the Commission on July 15, 1986 pursuant to Section 12 of the Exchange Act.

    Each document or report subsequently filed by the Company and the Plan with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a posteffective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.


Item 6.	Indemnification of Directors and Officers

    Article 10 of the Virginia Stock Corporation Act allows, in general, for indemnifications, in certain circumstances, by a corporation of any person threatened with or made a party to any action, suit, or proceeding by reason of the fact that he or she is, or was, a director, officer, employee, or agent of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful. Article 9 of the Virginia Stock Corporation Act provides limitations on damages payable by officers and directors, except in cases of willful misconduct or knowing violation of criminal law or any federal or state securities law.
    The Registrant's Articles of Incorporation provide for mandatory indemnification of its directors and officers against liability incurred by them in proceedings instituted or threatened against them by third parties, or by or on behalf of the Registrant itself, relating to the manner in which they performed their duties unless they have been guilty of willful misconduct or a knowing violation of the criminal law.

Item 8.	Exhibits

    The following exhibits are filed herewith as part of this Registration
Statement:

    (a) Exhibit 5 - Opinion and Consent of McGuire, Woods, Battle & Boothe, L.L.P., Counsel to the Company as to the validity of the Common Stock offered hereunder
    (b) Exhibit 23 (23.1) - Consent of Ernst & Young LLP, Independent Auditors
    (c) Exhibit 23 (23.2) - Consent of McGuire, Woods, Battle & Boothe, L.L.P. (Exhibit 23.2/Consent of legal counsel is included in Exhibit 5)
    (d) Exhibit 28 - American Woodmark Corporation 1996 Stock Option Plan


Item 9.	Undertakings

    The undersigned registrant hereby undertakes or acknowledges:

    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    (a) (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
            (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
            (ii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
        (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.
    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winchester, Commonwealth of Virginia, on September 20, 1996.



                                      AMERICAN WOODMARK CORPORATION
                                              (Registrant)



                                      By:  /s/JAMES J. GOSA
                                      James J. Gosa
                                      President and Chief Executive Officer


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on September 20, 1996.



/s/WILLIAM F. BRANDT, JR.                           /s/JOHN T. GERLACH
William F. Brandt, Jr.                              John T. Gerlach
Chairman of the Board                               Director


/s/JAMES J. GOSA                                    /s/DANIEL T. CARROLL
James J. Gosa                                       Daniel T. Carroll
President and Chief Executive                       Director
Officer
Director


/s/KENT B. GUICHARD                                 /s/C. ANTHONY WAINWRIGHT
Kent B. Guichard                                    C. Anthony Wainwright
Vice President, Finance and                         Director
Chief Financial Officer
(principal financial and
accounting officer)


/s/RICHARD A. GRABER                                /s/MARTHA M. DALLY
Richard A. Graber                                   Martha M. Dally
Director                                            Director


/s/DONALD P. MATHIAS
Donald P. Mathias
Director